UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KEELEY FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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URGENT NOTICE

February 3, 2017

Dear Valued Shareholder:

We apologize for the follow-up correspondence. We understand that you may have received multiple letters and/or phone calls from us urging you to cast your proxy vote. It is critical that we secure a sufficient number of proxy votes so that we may proceed with important business of Keeley Funds. On the meeting agenda are matters related to the operation of the Funds. After careful consideration, the Board of Directors of the Corporation unanimously recommends that shareholders vote “FOR” the proposals listed in both the proxy statement and on the enclosed copy of your proxy card.

Please help us to avoid further expenses associated with this shareholder meeting by taking just a couple of minutes to vote your shares today.

Responses thus far have been overwhelmingly favorable; however, we need your help to secure the remaining shares needed in time for the special meeting of shareholders on February 15th.

Sincerely,

Kevin M. Keeley
President
Keeley Funds, Inc.

PS-More information regarding this special meeting and the proposals can be found in the proxy statement. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-888-540-8597 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are four convenient methods for voting your proxy:

1.	Vote by Phone. Call one of our proxy specialists toll-free at 1-888-540-8597, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

111 W Jackson Boulevard #810, Chicago, IL 60604